UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report
(Date of Earliest Event Reported):
October 28, 2013

New Jersey	Commission File Number	21-0419870
State of Incorporation	1-3822	I.R.S. Employer Identification No.
One Campbell Place
Camden, New Jersey 08103-1799
Principal Executive Offices
Telephone Number: (856) 342-4800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 2.01 – Completion of Acquisition or Disposition of Assets

On October 28, 2013, Campbell Soup Company (“Campbell”), together with a number of its wholly-owned subsidiaries, completed the sale of Campbell’s European simple meals business to Soppa Investments S.à r.l., an affiliate of CVC Capital Partners.  The transaction was completed pursuant to a sale and purchase agreement dated September 30, 2013, for approximately 400 million Euros or approximately $550 million, subject to certain post-closing adjustments.  Campbell intends to use after tax proceeds of approximately $455 million from the sale to pay down debt and for other general corporate purposes.

A copy of the press release issued by Campbell on October 28, 2013, announcing the completion of the sale of the European simple meals business is filed herewith as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 – Financial Statements and Exhibits

(b)	Pro Forma Financial Information
The assets and liabilities of the European simple meals business were reported as assets and liabilities held for sale, and the results of operations were reported as discontinued operations in the audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended July 28, 2013. Accordingly, the Company has not provided pro forma financial statements in this Item 9.01.

(d)	Exhibits

99.1	Campbell Soup Company Press Release, dated October 28, 2013.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPBELL SOUP COMPANY
(Registrant)

Date: November 1, 2013
	By:	/s/ B. Craig Owens
B. Craig Owens
Senior Vice President - Chief Financial Officer and Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.

99.1	Campbell Soup Company Press Release, dated October 28, 2013.